The undersigned officer of StockerYale, Inc. (the "Company") hereby certifies that the Company's annual report on Form 10-K for the year period ended December 31, 2002 (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company. This certification is provided solely pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.   A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: April 15, 2003	Name:	/s/ Mark W. Blodgett
Mark W. Blodgett

	Title:	Chairman and Chief Executive Officer

Exhibit 99.2 / STKR	2002 FORM 10-K